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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                          Date of Report: May 6, 1998



                            GOLDEN STAR RESOURCES LTD.
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             (Exact name of registrant as specified in its charter)



CANADA                            000-21708               980101955
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(State or other jurisdiction      (Commission File        IRS Employer
of incorporation)                  Number)                Identification No.)



             1660 Lincoln St., Suite 3000, Denver, Colorado 80264
             ----------------------------------------------------
             (Address of principal executive offices ) (zip code)


                                 303-830-9000
                                 ------------
             (Registrant's telephone number, including area code )


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.


         On April 21, 1998, the Registrant announced in a joint press release with Pan African Resources Corporation ("PARC") that the Registrant had acquired all of the outstanding common shares of PARC that were not already held by the Registrant pursuant to a share exchange under a plan of arrangement among PARC and its shareholders which became effective on the same date. Under the plan of arrangement, each shareholder of PARC, other than the Registrant, received one common share of the Registrant in exchange for each 50 common shares of PARC. The plan of arrangement was approved by the shareholders of PARC at a special meeting of shareholders held on April 7, 1998 and approved by a final order of the Supreme Court of the Yukon Territory on April 21, 1998. As a result of the exchange, the Registrant has issued 388,574 common shares to minority holders of PARC common shares.

         The additional common shares issued by the Registrant have not and will not be registered under the United States Securities Act of 1933, as amended.





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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GOLDEN STAR RESOURCES LTD.
                                       -----------------------------------------
                                           Registrant



Date  May 6, 1998                          /s/ Louis O. Peloquin
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                                           Louis O. Peloquin, Vice President,
                                           General Counsel and Secretary






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